Exhibit 23.2
Consent of Independent Auditor

We consent to the incorporation by reference in the registration statements (No. 333-266106) on Form S-3, (No. 333-264117) on Form S-3D, (No. 333-277883) on Form S-3ASR and (No. 333-234475 and No.333-279548) on Form S-8 of Kinetik Holdings Inc. of our report dated February 14, 2025, with respect to the financial statements of Permian Highway Pipeline LLC, which report appears as Exhibit 99.1 in the Form 10-K of Kinetik Holdings Inc. dated March 3, 2025.

/s/ KPMG LLP.

Houston, Texas
March 3, 2025